Exhibit 99.1

Quarterly Financial Supplement

FOR THE PERIOD ENDED JUNE 30, 2025

SITE

SITE Centers Corp.

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Gerald Morgan, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Reports Second Quarter 2025 Results

Beachwood, Ohio, August 5, 2025 - SITE Centers Corp. (NYSE: SITC), an owner of open-air shopping centers located primarily in suburban, high household income communities, announced today operating results for the quarter ended June 30, 2025.

“The Company sold five properties over the past two months for an aggregate price of $319.0 million and declared aggregate dividends of $4.75 per share. In addition, we have in excess of $190 million of properties awarded to buyers for which due diligence has not yet expired, and are also in earlier stages of the marketing process with additional properties,” commented David R. Lukes, President and Chief Executive Officer. “SITE Centers remains focused on maximizing the value of its assets through continued leasing, asset management and potential additional asset sales.”

Results for the Second Quarter

•
Second quarter net income attributable to common shareholders was $46.5 million, or $0.88 per diluted share, as compared to net income of $235.5 million, or $4.45 per diluted share, in the year-ago period. The decrease year-over-year was primarily the result of lower gain on sale from dispositions, a decrease in rental revenue due to property dispositions and the Curbline spin-off in 2024 and a decrease in interest income, partially offset by a decrease in the write-off of fees related to a mortgage financing commitment, Curbline transaction costs, interest expense, preferred dividend expense and an increase in fee and other income.
•
Second quarter operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was $8.3 million, or $0.16 per diluted share, compared to $55.9 million, or $1.06 per diluted share, in the year-ago period. The decrease year-over-year was primarily the result of lower NOI as a result of property dispositions and the spin-off of Curbline Properties and lower interest income partially offset by decreased interest expense, no preferred dividends and decreased debt related charges.
•
Sold The Promenade at Brentwood (Brentwood, MO) for $71.6 million and Chapel Hills West (Colorado Springs, CO) for $23.7 million, both prior to closing costs, prorations and other closing adjustments. A portion of net proceeds were used to repay $13.9 million of mortgage debt.

Significant Second Quarter Activity and Key Operating Results

•
Paid a special cash distribution of $1.50 per common share on July 15, 2025.
•
Reported a leased rate of 88.1% at June 30, 2025 as compared to 91.1% at December 31, 2024 and 91.8% at June 30, 2024, all on a pro rata basis. The June 30, 2024 leased rate has been adjusted to reflect the removal of all properties included in the Curbline Properties spin-off and all properties sold during 2024.
•
Reported a commenced rate of 87.5% at June 30, 2025 as compared to 90.6% at both December 31, 2024 and June 30, 2024, all on a pro rata basis. The June 30, 2024 commenced rate has been adjusted to reflect the removal of all properties included in the Curbline Properties spin-off and all properties sold during 2024.
•
Executed four new leases and 13 renewals for 145,000 square feet during the quarter.
•
In 2025, eliminated the reclassification of general and administrative expense to operating and maintenance expense. For the three and six months ended June 30, 2024, the reported amounts of $2.2 million and $4.8 million, respectively, have been reclassified to conform with the current year presentation.

Recent Activity

•
In July and August, the Company sold Sandy Plains Village (Roswell, GA) for $25.0 million, Winter Garden Village (Winter Garden, FL) for $165.0 million and Deer Valley Towne Center (Phoenix, AZ) for $33.7 million, all prior to closing costs, prorations and other closing adjustments. A portion of net proceeds were used to repay $40.4 million of mortgage debt.
•
On August 1, 2025, the Company announced a special cash distribution of $3.25 per common share payable on August 29, 2025.

Discontinued Operations

On October 1, 2024, the Company completed the spin-off of Curbline Properties. The spin-off of the convenience properties represented a strategic shift in the Company’s business and, as such, the Curbline properties are reflected as discontinued operations for the three and six month periods ended June 30, 2024.

About SITE Centers Corp.

SITE Centers is an owner and manager of open-air shopping centers located primarily in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Supplemental Information

Copies of the Company's quarterly financial supplement are available on the Investor Relations portion of the Company's website, ir.sitecenters.com.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

The Company also uses NOI, a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

FFO, Operating FFO and NOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein.

Safe Harbor

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the consistency with future results of assumptions based on past performance; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; our ability to enter into agreements to sell properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; our ability to finance our businesses on commercially acceptable terms or at all; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended June 30, 2025. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.

Income Statement: Consolidated Interests

	in thousands, except per share
		2Q25	2Q24	6M25	6M24
	Revenues:
	Rental income (1)	$30,662	$85,536	$62,112	$177,262
	Other property revenues	446	437	9,342	1,293
		31,108	85,973	71,454	178,555
	Expenses:
	Operating and maintenance	6,457	13,961	13,589	28,996
	Real estate taxes	4,690	13,173	9,411	26,890
		11,147	27,134	23,000	55,886
3
	Net operating income (2)	19,961	58,839	48,454	122,669

	Other income (expense):
	JV and other fee income (3)	2,362	1,542	4,639	3,012
	Interest expense	(5,314)	(18,260)	(10,879)	(36,923)
	Depreciation and amortization	(12,921)	(31,106)	(26,173)	(65,056)
	General and administrative (4)	(9,418)	(14,878)	(18,813)	(28,424)
	Other income (expense), net (5)	(1,155)	(2,072)	(1,547)	925
	Impairment charges	0	0	0	(66,600)
	(Loss) before earnings from discontinued operations, JVs and other	(6,485)	(5,935)	(4,319)	(70,397)

	Equity in net income (loss) of JVs	(68)	61	(29)	78
	Gain on sale and change in control of interests	0	2,669	0	2,669
	Gain on disposition of real estate, net	53,236	233,316	54,265	265,030
	Tax expense	(179)	(281)	(328)	(533)
	Income from continuing operations	46,504	229,830	49,589	196,847
	Income from discontinued operations (6)	0	8,415	0	17,846
	Net income SITE Centers	46,504	238,245	49,589	214,693
	Preferred dividends	0	(2,789)	0	(5,578)
	Net income Common Shareholders	$46,504	$235,456	$49,589	$209,115

	Weighted average shares – Basic – EPS (7)	52,445	52,388	52,440	52,371
	Assumed conversion of diluted securities	0	439	0	192
	Weighted average shares – Diluted – EPS (7)	52,445	52,827	52,440	52,563

	Basic earnings per share:
	From continuing operations	$0.88	$4.33	$0.94	$3.65
	From discontinued operations	0	0.16	0	0.34
	Total	$0.88	$4.49	$0.94	$3.99
	Diluted earnings per share:
	From continuing operations	$0.88	$4.29	$0.94	$3.63
	From discontinued operations	0	0.16	0	0.34
	Total	$0.88	$4.45	$0.94	$3.97

(1)	Rental income:
	Minimum rents	$19,832	$56,721	$40,198	$116,347
	Ground lease minimum rents	1,281	2,633	2,602	5,406
	Straight-line rent, net and amortization of (above)/below-market rent, net	275	1,230	610	2,057
	Percentage and overage rent	389	1,228	753	3,056
	Recoveries	7,900	22,595	16,302	46,549
	Uncollectible revenue	228	(53)	120	465
	Ancillary and other rental income	389	950	790	2,048
	Lease termination fees	0	232	0	1,334
	Embedded lease Shared Services Agreement (“SSA”) with Curbline	368	0	737	0

(2)	Includes NOI from wholly-owned assets sold in 2025 and 2024	1,489	40,286	3,520	85,530

(3)	Curbline SSA fee	800	0	1,492	0
	Curbline SSA gross up	625	0	1,256	0
	Embedded Lease SSA	(368)	0	(737)	0

(4)	Other charges related to system conversion	160	638	675	754

(5)	Interest income (fees), net	722	8,549	1,083	15,843
	Transaction costs and other expenses	(748)	(230)	(870)	(526)
	Curbline SSA gross up	(625)	0	(1,256)	0
	Debt extinguishment costs	(504)	(9,598)	(504)	(10,263)
	Gain on debt retirement and gain (loss) on derivative instruments	0	(793)	0	(4,129)

(6)	Curbline assets classified as a "discontinued operation" for financial reporting purposes on a retrospective basis

(7)	Prior period presented has been adjusted to reflect the Company's one-for-four reverse stock split

SITE Centers Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

	in thousands, except per share
		2Q25	2Q24	6M25	6M24
	Net income attributable to Common Shareholders	$46,504	$235,456	$49,589	$209,115
	Depreciation and amortization of real estate	12,054	29,870	24,468	62,489
	Equity in net income (loss) of JVs	68	(61)	29	(78)
	JVs' FFO	1,545	1,564	3,138	3,148
	Discontinued operations' depreciation and amortization of real estate	0	9,333	0	18,533
	Impairment of real estate	0	0	0	66,600
	Gain on sale and change in control of interests	0	(2,669)	0	(2,669)
	Gain on disposition of real estate, net	(53,236)	(233,316)	(54,265)	(265,030)
	FFO attributable to Common Shareholders	$6,935	$40,177	$22,959	$92,108
	Gain on debt retirement	0	(277)	0	(1,037)
	Loss on derivative instruments	0	1,070	0	5,166
	Discontinued operations' transaction and debt extinguishment costs	0	4,142	0	7,244
	Debt extinguishment, transaction and other (at SITE's share)	1,252	9,941	1,374	10,978
	Condemnation revenue	0	0	(8,379)	0
	Other charges	160	830	675	1,225
	Total non-operating items, net	1,412	15,706	(6,330)	23,576
	Operating FFO attributable to Common Shareholders	$8,347	$55,883	$16,629	$115,684

	Weighted average shares & units – Basic: FFO & OFFO (1)	52,445	52,388	52,440	52,371
	Assumed conversion of dilutive securities (1)	0	181	0	192
	Weighted average shares & units – Diluted: FFO & OFFO (1)	52,445	52,569	52,440	52,563

	FFO per share – Basic (1)	$0.13	$0.77	$0.44	$1.76
	FFO per share – Diluted (1)	$0.13	$0.76	$0.44	$1.75
	Operating FFO per share – Basic (1)	$0.16	$1.07	$0.32	$2.21
	Operating FFO per share – Diluted (1)	$0.16	$1.06	$0.32	$2.20
	Common stock dividends declared, per share (1)	$1.50	$0.52	$1.50	$1.04

	Capital expenditures (SITE Centers share) (2):
	Redevelopment costs	0	2,336	0	5,011
	Maintenance capital expenditures	540	1,940	887	3,128
	Tenant allowances and landlord work	708	8,402	1,771	17,927
	Leasing commissions	179	1,671	464	2,862
	Construction administrative costs (capitalized)	517	705	957	1,524

	Certain non-cash items (SITE Centers share) (2):
	Straight-line rent	133	1,051	328	1,354
	Straight-line fixed CAM	16	59	30	122
	Amortization of (above)/below-market rent, net	261	305	401	979
	Straight-line ground rent expense (income)	21	(1)	40	(6)
	Debt fair value and loan cost amortization	(904)	(1,419)	(1,600)	(2,851)
	Capitalized interest expense	11	178	40	471
	Stock compensation expense	(316)	(2,257)	(701)	(4,288)
	Non-real estate depreciation expense	(870)	(1,237)	(3)	(2,569)

(1)	Prior period presented has been adjusted to reflect the Company's one-for-four reverse stock split

(2)	Excludes amounts from discontinued operations for all prior year periods

SITE Centers Corp.

Balance Sheet: Consolidated Interests

	$ in thousands
		At Period End
		2Q25	4Q24
	Assets:
	Land	$190,585	$204,722
	Buildings	907,838	964,845
	Fixtures and tenant improvements	238,653	254,152
		1,337,076	1,423,719
	Depreciation	(628,703)	(654,389)
		708,373	769,330
	Construction in progress and land	2,671	2,682
	Real estate, net	711,044	772,012

	Investments in and advances to JVs	29,895	30,431
	Cash	153,789	54,595
	Restricted cash	8,733	13,071
	Receivables and straight-line rents (1)	19,791	25,437
	Intangible assets, net (2)	26,641	28,759
	Amounts receivable from Curbline	347	1,771
	Other assets, net	8,800	7,526
	Total Assets	959,040	933,602

	Liabilities and Equity:
	Secured debt	288,442	301,373
	Dividends payable	79,054	0
	Amounts payable to Curbline	31,287	33,762
	Other liabilities (3)	73,575	81,723
	Total Liabilities	472,358	416,858

	Common shares	5,247	5,247
	Paid-in capital	3,981,212	3,981,597
	Distributions in excess of net income	(3,502,923)	(3,473,458)
	Deferred compensation	0	8,041
	Accumulated other comprehensive income	4,192	5,472
	Common shares in treasury at cost	(1,046)	(10,155)
	Total Equity	486,682	516,744

	Total Liabilities and Equity	$959,040	$933,602

(1)	Straight-line rents (including fixed CAM), net	$8,202	$8,653

(2)	Operating lease right of use assets	15,268	15,818

(3)	Operating lease liabilities	34,942	35,532
	Below-market leases, net	8,780	9,306

SITE Centers Corp.

Portfolio Summary

			6/30/2025	3/31/2025	12/31/2024	9/30/2024 (1)	6/30/2024 (1)
Shopping Center Count
Operating Centers - 100%			31	33	33	33	33
Wholly Owned			20	22	22	22	22
JV Portfolio			11	11	11	11	11

Gross Leasable Area (GLA)
Owned and Ground Lease - Pro Rata Share			5,355	5,918	5,918	5,917	5,916
Wholly Owned			4,497	5,060	5,060	5,060	5,059
JV Portfolio - Pro Rata Share			858	858	858	857	857

Quarterly Operational Overview
Pro Rata Share
Base Rent PSF			$19.83	$19.75	$19.64	$19.60	$19.62
Base Rent PSF < 10K			$31.19	$31.46	$31.35	$31.12	$30.87
Base Rent PSF > 10K			$15.99	$16.12	$16.05	$16.05	$16.18

Commenced Rate			87.5%	89.4%	90.6%	89.8%	90.6%
Commenced Rate < 10K SF			85.6%	85.9%	85.8%	84.8%	84.5%
Commenced Rate > 10K SF			88.1%	90.5%	92.1%	91.4%	92.5%

Leased Rate			88.1%	89.8%	91.1%	91.3%	91.8%
Leased Rate < 10K SF			87.3%	87.1%	86.9%	87.0%	86.8%
Leased Rate > 10K SF			88.4%	90.6%	92.4%	92.7%	93.3%

Top 10 MSA Exposure

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Chicago-Naperville-Elgin, IL-IN-WI	4	613	11.4%	$13,996	16.2%	$30.62
2	Trenton, NJ	1	759	14.2%	12,000	13.9%	$18.38
3	Orlando-Kissimmee-Sanford, FL	1	629	11.7%	10,597	12.2%	$21.28
4	Phoenix-Mesa-Chandler, AZ	3	501	9.4%	7,186	8.3%	$19.41
5	Los Angeles-Long Beach-Anaheim, CA	1	390	7.3%	6,809	7.9%	$25.83
6	Atlanta-Sandy Springs-Alpharetta, GA	3	591	11.0%	6,658	7.7%	$15.18
7	Cleveland-Elyria, OH	1	406	7.6%	5,133	5.9%	$12.92
8	New York-Newark-Jersey City, NY-NJ-PA	3	196	3.7%	4,665	5.4%	$25.80
9	Allentown-Bethlehem-Easton, PA-NJ	1	251	4.7%	4,291	5.0%	$16.30
10	Richmond, VA	2	159	3.0%	3,369	3.9%	$21.48
	Other	11	860	16.1%	11,808	13.6%	$17.00
	Total	31	5,355	100.0%	$86,512	100.0%	$19.83

Note: $ and GLA in thousands except shopping center count and Base Rent PSF (Base Rent PSF excludes ground leases), Top 10 MSA figures for SITE at share except for property count. All results exclude the Company's owned Beachwood, OH headquarters office buildings.

(1) Amounts have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024.

SITE Centers Corp.

Capital Structure

$, shares and units in thousands, except per share
	June 30, 2025	December 31, 2024
Capital Structure
Market Value Per Share	$11.31	$15.29

Common Shares Outstanding	52,445	52,430

Common Shares Equity	$593,153	$801,655

Mortgage Debt (includes JVs at SITE share)	398,331	413,318
Less: Cash (including restricted cash and JV's at SITE share)[1]	173,513	77,071
Net Debt	224,818	336,247

Total Market Capitalization	$817,971	$1,137,902

[1] Excludes Dividends payable of $79.1 million at June 30, 2025.

SITE Centers Corp.

Debt Detail

$ in thousands
	Balance 100%	Balance SITE Share	Maturity Date	Contractual Interest Rate at 6/30/2025

Mortgage Debt
Deer Park Town Center, IL(1)	$60,648	$30,173	12/26	SOFR + 200
SITE Loan Pool (12 assets)(2)	192,985	192,985	09/28	SOFR + 275
Nassau Park Pavilion, NJ	99,053	99,053	11/28	6.66%
DTP Loan Pool (10 assets)	380,600	76,120	01/29	6.38%
	$733,286	$398,331

Consolidated	$292,038	$292,038
Unconsolidated	441,248	106,293
Consolidated & Unconsolidated Debt Subtotal	733,286	398,331
Unamortized Loan Costs, Net	(16,924)	(6,284)
Total Consolidated & Unconsolidated Debt	$716,362	$392,047

Rate Type			Weighted Average Years	Weighted Average Interest Rate
Fixed	$479,653	$175,173	3.4 years	6.54%
Variable	253,633	223,158	3.0 years	6.79%
	$733,286	$398,331	3.3 years	6.68%

Note: Maturity dates assume all borrower extension options are exercised.
(1) 3.00% SOFR Interest Rate Cap through December 2025. Debt shown at share including promote.
(2) 6.25% SOFR Interest Rate Cap through September 2026.

SITE Centers Corp.

Leasing Summary

At pro rata share except for count

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
2Q25	2	7,838	$24.16	(23.4%)	12.4	4	13,186	$27.47	11.5
1Q25	1	1,509	$42.00	6.8%	7.0	5	8,554	$32.37	8.6
4Q24	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
3Q24	5	6,455	$32.22	9.1%	10.0	10	21,258	$27.65	9.9
	8	15,802	$29.16	(7.3%)	10.9	19	42,998	$28.53	10.2

Renewals
2Q25	13	131,627	$21.79	(1.7%)	9.3	13	131,627	$21.79	9.3
1Q25	17	66,937	$24.88	3.4%	4.4	17	66,937	$24.88	4.4
4Q24	5	21,015	$21.34	10.6%	5.0	5	21,015	$21.34	5.0
3Q24	37	238,382	$20.41	6.6%	6.1	37	238,382	$20.41	6.1
	72	457,961	$21.51	3.7%	6.8	72	457,961	$21.51	6.8

New + Renewals
2Q25	15	139,465	$21.93	(3.4%)	9.5	17	144,813	$22.31	9.5
1Q25	18	68,446	$25.26	3.5%	4.5	22	75,491	$25.73	4.9
4Q24	5	21,015	$21.34	10.6%	5.0	5	21,015	$21.34	5.0
3Q24	42	244,837	$20.73	6.7%	6.2	47	259,640	$21.01	6.5
	80	473,763	$21.76	3.1%	6.9	91	500,959	$22.11	7.0

Net Effective Rents
			Capex PSF				NER		% of GLA
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term	>10K SF	<10K SF
New Leases
2Q25	13,186	$32.55	$1.46	$0.00	$1.45	$2.91	$29.64	11.5	25%	75%
1Q25	8,554	$36.46	$2.63	$0.03	$2.27	$4.93	$31.53	8.6	0%	100%
4Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0	0%	0%
3Q24	21,258	$29.77	$3.39	$0.01	$1.55	$4.95	$24.82	9.9	45%	55%
	42,998	$31.96	$2.59	$0.01	$1.64	$4.24	$27.72	10.2	30%	70%

Renewals
2Q25	131,627	$22.98	$3.63	$0.00	$0.01	$3.64	$19.34	9.3	92%	8%
1Q25	66,937	$25.52	$0.06	$0.00	$0.00	$0.06	$25.46	4.4	38%	62%
4Q24	21,015	$21.59	$0.00	$0.00	$0.00	$0.00	$21.59	5.0	0%	100%
3Q24	238,382	$20.71	$0.18	$0.00	$0.05	$0.23	$20.48	6.1	77%	23%
	457,961	$22.11	$1.53	$0.00	$0.03	$1.56	$20.55	6.8	72%	28%

New + Renewals
2Q25	144,813	$23.86	$3.39	$0.00	$0.17	$3.56	$20.30	9.5	86%	14%
1Q25	75,491	$26.76	$0.57	$0.01	$0.45	$1.03	$25.73	4.9	33%	67%
4Q24	21,015	$21.59	$0.00	$0.00	$0.00	$0.00	$21.59	5.0	0%	100%
3Q24	259,640	$21.45	$0.59	$0.00	$0.24	$0.83	$20.62	6.5	74%	26%
	500,959	$22.95	$1.66	$0.00	$0.23	$1.89	$21.06	7.0	68%	32%

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. Prior quarters have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024.

SITE Centers Corp.

Lease Expirations

At pro rata share except for count; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	11	18	1.6%	$550	1.6%	$30.56	11	18	0.4%	$550	0.6%	$30.56
2025	0	0	0.0%	0	0.0%	$0.00	18	38	3.3%	1,143	3.3%	$30.08	18	38	0.8%	1,143	1.3%	$30.08
2026	23	375	10.6%	4,543	8.8%	$12.11	74	143	12.4%	3,969	11.3%	$27.76	97	518	11.1%	8,512	9.8%	$16.43
2027	29	592	16.7%	10,062	19.6%	$17.00	65	171	14.9%	5,172	14.8%	$30.25	94	763	16.3%	15,234	17.6%	$19.97
2028	34	662	18.7%	9,165	17.8%	$13.84	70	139	12.1%	4,247	12.1%	$30.55	104	801	17.1%	13,412	15.5%	$16.74
2029	22	493	13.9%	7,685	14.9%	$15.59	69	164	14.3%	5,208	14.9%	$31.76	91	657	14.0%	12,893	14.9%	$19.62
2030	21	356	10.1%	5,168	10.0%	$14.52	60	148	12.9%	4,390	12.5%	$29.66	81	504	10.8%	9,558	11.0%	$18.96
2031	11	309	8.7%	3,141	6.1%	$10.17	21	58	5.0%	1,688	4.8%	$29.10	32	367	7.8%	4,829	5.6%	$13.16
2032	4	72	2.0%	747	1.5%	$10.38	32	88	7.7%	2,639	7.5%	$29.99	36	160	3.4%	3,386	3.9%	$21.16
2033	9	118	3.3%	2,061	4.0%	$17.47	30	73	6.3%	2,534	7.2%	$34.71	39	191	4.1%	4,595	5.3%	$24.06
2034	7	212	6.0%	2,746	5.3%	$12.95	25	67	5.8%	2,187	6.2%	$32.64	32	279	6.0%	4,933	5.7%	$17.68
Thereafter	12	346	9.8%	6,133	11.9%	$17.73	22	43	3.7%	1,334	3.8%	$31.02	34	389	8.3%	7,467	8.6%	$19.20
Total	172	3,535	100.0%	$51,451	100.0%	$14.55	497	1,150	100.0%	$35,061	100.0%	$30.49	669	4,685	100.0%	$86,512	100.0%	$18.47

Signed Not Open	2	9		$144		$16.00	11	24		$781		$32.54	13	33		$925		$28.03
Vacant	22	467					92	171					114	638

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	10	16	1.4%	$528	1.5%	$33.00	10	16	0.3%	$528	0.6%	$33.00
2025	0	0	0.0%	0	0.0%	$0.00	15	31	2.7%	831	2.4%	$26.81	15	31	0.7%	831	1.0%	$26.81
2026	4	77	2.2%	1,681	3.3%	$21.83	40	70	6.1%	1,851	5.3%	$26.44	44	147	3.1%	3,532	4.1%	$24.03
2027	4	20	0.6%	366	0.7%	$18.30	31	72	6.3%	2,181	6.2%	$30.29	35	92	2.0%	2,547	2.9%	$27.68
2028	9	125	3.5%	1,912	3.7%	$15.30	45	78	6.8%	2,660	7.6%	$34.10	54	203	4.3%	4,572	5.3%	$22.52
2029	4	70	2.0%	1,437	2.8%	$20.53	47	94	8.2%	3,058	8.7%	$32.53	51	164	3.5%	4,495	5.2%	$27.41
2030	4	63	1.8%	1,070	2.1%	$16.98	34	62	5.4%	1,735	4.9%	$27.98	38	125	2.7%	2,805	3.2%	$22.44
2031	7	60	1.7%	776	1.5%	$12.93	27	44	3.8%	1,202	3.4%	$27.32	34	104	2.2%	1,978	2.3%	$19.02
2032	7	163	4.6%	2,903	5.6%	$17.81	38	91	7.9%	2,835	8.1%	$31.15	45	254	5.4%	5,738	6.6%	$22.59
2033	10	139	3.9%	2,633	5.1%	$18.94	22	52	4.5%	1,336	3.8%	$25.69	32	191	4.1%	3,969	4.6%	$20.78
2034	3	73	2.1%	1,316	2.6%	$18.03	27	75	6.5%	2,477	7.1%	$33.03	30	148	3.2%	3,793	4.4%	$25.63
Thereafter	120	2,745	77.7%	37,357	72.6%	$13.61	161	465	40.4%	14,367	41.0%	$30.90	281	3,210	68.5%	51,724	59.8%	$16.11
Total	172	3,535	100.0%	$51,451	100.0%	$14.55	497	1,150	100.0%	$35,061	100.0%	$30.49	669	4,685	100.0%	$86,512	100.0%	$18.47

Note: Includes ground leases.

SITE Centers Corp.

Top 30 Tenants

$ and GLA in thousands
		Number of Units			Base Rent			Owned GLA
	Tenant	WO	JV	Total	Pro Rata	% of Total	At 100%	Pro Rata	% of Total	At 100%
1	TJX Companies (1)	9	9	18	4,376	5.1%	6,486	287	5.4%	466
2	Kroger (2)	2	0	2	3,494	4.0%	3,494	124	2.3%	124
3	Burlington	3	1	4	3,116	3.6%	3,500	150	2.8%	184
4	LA Fitness (3)	3	0	3	3,104	3.6%	3,104	135	2.5%	135
5	Dick's Sporting Goods (4)	3	5	8	3,087	3.6%	5,208	193	3.6%	358
6	Best Buy	3	3	6	2,802	3.2%	4,372	166	3.1%	279
7	PetSmart	5	3	8	2,345	2.7%	3,102	133	2.5%	176
8	Ross Stores	4	6	10	2,074	2.4%	3,880	153	2.9%	298
9	Michaels	4	4	8	1,635	1.9%	2,616	111	2.1%	188
10	Cinemark	1	1	2	1,300	1.5%	1,300	100	1.9%	124
11	Cineworld (Regal Cinemas)	2	0	2	1,250	1.4%	1,250	91	1.7%	91
12	Five Below	7	5	12	1,241	1.4%	1,905	75	1.4%	110
13	Gap (5)	3	7	10	1,180	1.4%	2,574	67	1.3%	149
14	At Home	1	0	1	1,110	1.3%	1,110	143	2.7%	143
15	Kohl's	1	3	4	1,104	1.3%	2,748	134	2.5%	324
16	Whole Foods	1	0	1	1,070	1.2%	1,070	42	0.8%	42
17	Wegmans	1	0	1	1,048	1.2%	1,048	117	2.2%	117
18	AMC Theatres	0	3	3	1,037	1.2%	5,183	46	0.9%	232
19	Barnes & Noble	2	1	3	1,018	1.2%	1,178	55	1.0%	71
20	Ulta	3	5	8	994	1.1%	1,883	42	0.8%	86
21	Giant Eagle	1	0	1	934	1.1%	934	91	1.7%	91
22	Marcus Corporation	1	0	1	856	1.0%	856	44	0.8%	44
23	Staples	2	1	3	740	0.9%	967	45	0.8%	61
24	Nordstrom Rack	1	0	1	731	0.8%	731	37	0.7%	37
25	Gold's Gym	1	0	1	720	0.8%	720	30	0.6%	30
26	Caleres Inc.	4	1	5	719	0.8%	917	32	0.6%	40
27	Dollar Tree Stores	5	3	8	622	0.7%	934	58	1.1%	88
28	Haverty's	1	0	1	608	0.7%	608	35	0.7%	35
29	MTY Group (6)	6	2	8	592	0.7%	648	15	0.3%	17
30	Publix Supermarkets	1	1	2	572	0.7%	932	56	1.0%	100
	Top 30 Total	81	64	145	$45,479	52.6%	$65,258	2,807	52.4%	4,240
	Total Portfolio				$86,512	100.0%	$129,240	5,355	100.0%	8,252

(1) T.J. Maxx (3) / Marshalls (6) / HomeGoods (5) / Sierra Trading (2) / HomeSense (2)
(2) Harris Teeter (1) / Mariano's (1)
(3) LA Fitness (2) / Xsport Fitness (1)
(4) Dick's Sporting Goods (7) / Golf Galaxy (1)
(5) Gap (2) / Old Navy (7) / Banana Republic (1)
(6) Cold Stone Creamery (4) / Blimpie's (1) / Famous Dave's (1) / Planet Smoothie (1) / Samurai Sam's (1)

SITE Centers Corp.

Transactions

$ and GLA in thousands
			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share
Dispositions
		1Q 2025 Total		0	$0	$0

06/12/25	The Promenade at Brentwood	St. Louis, MO-IL	100%	338	$71,600	$71,600
06/16/25	Chapel Hills West	Denver-Aurora-Lakewood, CO	100%	225	23,650	23,650
		2Q 2025 Total		563	$95,250	$95,250

07/21/25	Sandy Plains Village	Atlanta-Sandy Springs-Roswell, GA	100%	174	$25,000	$25,000
08/01/25	Deer Valley Towne Center	Phoenix-Mesa-Chandler, AZ	100%	152	33,725	33,725
08/01/25	Winter Garden Village	Orlando-Kissimmee-Sanford, FL	100%	629	165,000	165,000
		3Q2025 QTD		955	$223,725	$223,725

		Total 2025 YTD		1,518	$318,975	$318,975

SITE Centers Corp.

Unconsolidated Joint Ventures

$ and GLA in thousands
Joint Venture	SITE Own %	Number of Properties	Owned GLA	Leased Rate	ABR	2Q25 NOI at 100% (1)		Gross RE Assets	Debt Balance at 100% (2)
Chinese Institutional Investors DTP	20%	10	3,397	92.5%	$15.23	$12,926		$602,438	$380,600

Prudential RVIP IIIB, Deer Park, IL (3)	50%	1	358	83.9%	$37.73	2,089		111,402	60,648
Total		11	3,755			$15,015		$713,840	$441,248
Property management fees						695	(1)
NOI from assets sold in prior quarters						15
Net operating income						$15,725	(4)

(1) Property management fees charged by SITE to the joint venture are included as an expense in NOI, although presented in the combined income statement on page 14 in the Other Expense, net line item.

(2) Excludes unamortized loan costs, net of $13.3 million or $2.7 million at SITE's share.

(3) Ownership shown at share including promote.

(4) Amount agrees to the combined income statement of the joint ventures which includes a reconciliation of the Non-GAAP measure to the applicable GAAP measure.
See calculation definition in the Non-GAAP Measures section.

SITE Centers Corp.

Unconsolidated Joint Ventures

Combined SITE JV Pro Rata Adjustments (1)

Income Statement Pro Rata Adjustments 2Q25		Balance Sheet Pro Rata Adjustments 2Q25
Revenues:		Assets:
Rental income (2)	$5,052	Land	$35,067
Other income (3)	40	Buildings	122,725
	5,092	Improvements	18,116
Expenses:			175,908
Operating and maintenance	704	Depreciation	(56,525)
Real estate taxes	590		119,383
	1,294	Construction in progress and land	3
Net operating income	3,798	Real estate, net	119,386
		Investment in JVs	452
Other income (expense):		Cash and restricted cash	10,991
Fee income	0	Receivables, net	2,162
Interest expense	(1,913)	Other assets, net	4,164
Depreciation and amortization	(1,598)	Total Assets	137,155
Other income (expense), net	(344)
(Loss) before earnings from JVs	(57)	Liabilities and Equity:
Equity in net loss of JVs	68	Mortgage debt	103,604
Basis differences of JVs	(12)	Notes payable to SITE	521
Gain on disposition of real estate	1	Other liabilities	7,503
Net income	$0	Total Liabilities	111,628
		JVs share of equity	452
FFO Reconciliation 2Q25		Distributions in excess of net income	25,075
Income before earnings from JVs	($57)	Total Equity	25,527
Depreciation and amortization	1,598	Total Liabilities and Equity	$137,155
Basis differences of JVs	4
FFO at SITE's ownership interests	$1,545
OFFO at SITE's ownership interests	$1,545

(1) Information provided for SITE's share of JV investments and can be combined with SITE's consolidated financial statements for the same period.

(2) Rental Income:
Minimum rents	$3,404
Ground lease minimum rents	136
Straight-line rent, net	23
Amortization of (above) below market rent, net	301
Percentage and overage rent	78
Recoveries	1,116
Uncollectible revenue	(6)

(3) Other Income:
Ancillary and other rental income	40
Lease termination fees	0

SITE Centers Corp.

Unconsolidated Joint Ventures at 100%

$ in thousands
Combined Income Statement
	2Q25	2Q24	6M25	6M24
Revenues:
Rental income (1)	$20,478	$20,926	$40,380	$42,684
Other income (2)	151	323	1,174	619
	20,629	21,249	41,554	43,303
Expenses:
Operating and maintenance	2,678	3,126	5,509	6,420
Real estate taxes	2,226	2,480	4,577	5,054
	4,904	5,606	10,086	11,474

Net operating income	15,725	15,643	31,468	31,829

Other income (expense):
Interest expense	(8,080)	(7,902)	(16,088)	(16,173)
Depreciation and amortization	(6,340)	(6,785)	(12,384)	(13,930)
Other expense, net	(1,394)	(2,048)	(2,782)	(3,944)
	(89)	(1,092)	214	(2,218)
Gain on disposition of real estate, net	5	8,426	1	8,397
Net income (loss) attributable to unconsolidated JVs	(84)	7,334	215	6,179
Depreciation and amortization	6,340	6,785	12,384	13,930
Gain on disposition of real estate, net	(5)	(8,426)	(1)	(8,397)
FFO	$6,251	$5,693	$12,598	$11,712
FFO at SITE's ownership interests	$1,545	$1,564	$3,138	$3,148
Operating FFO at SITE's ownership interests	$1,545	$1,676	$3,138	$3,337

(1) Rental Income:
Minimum rents	$13,591	$14,534	$27,199	$29,481
Ground lease minimum rents	682	726	1,382	1,460
Straight-line rent, net	84	157	169	291
Amortization of (above) below market rent, net	1,506	399	1,981	985
Percentage and overage rent	164	118	460	363
Recoveries	4,482	4,898	9,001	9,764
Uncollectible revenue	(31)	94	188	340
(2) Other Income:
Ancillary and other rental income	151	247	364	543
Lease termination fees	0	76	810	76

Combined Balance Sheet
			At Period End
			6M25	4Q24
Assets:
Land			$159,567	$159,567
Buildings			496,012	494,062
Improvements			58,248	55,526
			713,827	709,155
Depreciation			(176,534)	(166,534)
			537,293	542,621
Construction in progress and land			13	352
Real estate, net			537,306	542,973
Cash and restricted cash			32,654	25,750
Receivables, net			8,320	9,660
Other assets, net			16,786	17,823
Total Assets			595,066	596,206

Liabilities and Equity:
Mortgage debt			427,920	426,462
Notes and accrued interest payable to SITE			1,977	1,894
Other liabilities			32,090	32,533
Total Liabilities			461,987	460,889
Accumulated equity			133,079	135,317
Total Equity			133,079	135,317
Total Liabilities and Equity			$595,066	$596,206

SITE CENTERS
Property List as of June 30, 2025
Note: GLA in thousands. Anchors include tenants greater than 20K SF.
#	Center	Location	ST	SITE Own %	JV	Owned GLA	Population (000's)	Leased Rate	Average Household Income ($000's)	ABR PSF	Anchor Tenants
1	Ahwatukee Foothills Towne Center	Phoenix	AZ	20%	DTP	691	154	81.5%	$88	$20.37	AMC Theatres, Best Buy, Burlington, Golf Galaxy, HomeGoods, Lina Home Furnishings, Marshalls, Michaels, Ross Dress for Less, Sprouts Farmers Market
2	Deer Valley Towne Center (1)	Phoenix	AZ	100%		152	249	100.0%	$69	$19.13	Michaels, PetSmart, Ross Dress for Less
3	Paradise Village Gateway (1)	Phoenix	AZ	100%		211	101	49.9%	$110	$19.21	PetSmart, Ross Dress for Less, Sun & Ski Sports
4	The Pike Outlets	Long Beach	CA	100%		390	344	94.5%	$69	$25.20	Cinemark, Gold's Gym, H & M, Nike, Restoration Hardware
5	FlatAcres MarketCenter (1)	Parker	CO	100%		136	95	81.9%	$118	$18.05	24 Hour Fitness, Michaels
6	Parker Pavilions (1)	Parker	CO	100%		51	95	100.0%	$118	$17.22	Office Depot
7	Connecticut Commons	Plainville	CT	20%	DTP	561	162	97.9%	$76	$14.30	Aldi, AMC Theatres, Dick's Sporting Goods, DSW, Kohl's, Lowe's, Marshalls, PetSmart
8	Shoppes at Paradise Pointe	Fort Walton Beach	FL	100%		73	60	88.0%	$65	$12.87	Publix
9	Winter Garden Village	Winter Garden	FL	100%		629	96	89.3%	$100	$18.88	Bealls, Best Buy, Burlington, Havertys, LA Fitness, Market by Macy's, Marshalls, PetSmart, Ross Dress for Less, Staples
10	Perimeter Pointe (1)	Atlanta	GA	100%		360	126	57.9%	$116	$17.26	Dick's Sporting Goods, LA Fitness, Regal Cinemas
11	Towne Center Prado	Marietta	GA	20%	DTP	287	126	90.3%	$78	$12.29	Going Going Gone, Publix, Ross Dress for Less
12	Sandy Plains Village (1)	Roswell	GA	100%		174	85	95.0%	$126	$14.75	Movie Tavern, Painted Tree Marketplace
13	3030 North Broadway (1)	Chicago	IL	100%		132	757	100.0%	$113	$35.63	Mariano's
14	The Maxwell (1)	Chicago	IL	100%		240	979	59.0%	$98	$26.30	Burlington, Nordstrom Rack
15	Deer Park Town Center	Deer Park	IL	50%	RVIP IIIB	358	130	83.9%	$116	$37.73	Century Theatre, Crate & Barrel, Gap
16	Brookside Marketplace	Tinley Park	IL	20%	DTP	317	177	98.9%	$89	$15.84	Best Buy, Dick's Sporting Goods, HomeGoods, Michaels, PetSmart, Ross Dress for Less, T.J. Maxx
17	Independence Commons	Independence	MO	20%	DTP	386	130	93.7%	$70	$15.54	AMC Theatres, Best Buy, Bob's Discount Furniture, Kohl's, Marshalls, Ross Dress for Less
18	East Hanover Plaza (1)	East Hanover	NJ	100%		98	76	88.4%	$154	$20.46	HomeGoods, HomeSense
19	Edgewater Towne Center	Edgewater	NJ	100%		76	1,619	99.1%	$102	$34.80	Whole Foods
20	Route 22 Retail Center	Union	NJ	20%	DTP	112	324	100.0%	$114	$14.64	Dick's Sporting Goods
21	Nassau Park Pavilion (1)	Princeton	NJ	100%		759	92	97.4%	$128	$16.34	At Home, Best Buy, Burlington, Dick's Sporting Goods, HomeGoods, HomeSense, Michaels, PetSmart, Planet Fitness, Raymour & Flanigan, T.J. Maxx, Wegmans
22	Meadowmont Crossing	Chapel Hill	NC	100%		92	101	100.0%	$103	$27.34	—
23	Meadowmont Market	Chapel Hill	NC	100%		45	101	100.0%	$101	$15.52	Harris Teeter
24	Poyner Place	Raleigh	NC	20%	DTP	252	127	100.0%	$80	$17.44	Cost Plus World Market, Marshalls, Michaels, Ross Dress for Less, Urban Air Trampoline & Adventure Park
25	University Centre	Wilmington	NC	20%	DTP	418	132	90.8%	$68	$11.64	Crunch Fitness, Lowe's, Old Navy, Ollie's Bargain Outlet, Ross Dress for Less
26	Headquarter Office Buildings	Beachwood	OH	100%		339	120	N/A	$122	(2)	—
27	Stow Community Center	Stow	OH	100%		406	108	97.9%	$69	$12.93	Giant Eagle, Hobby Lobby, HomeGoods, Kohl's, T.J. Maxx
28	The Blocks (1)	Portland	OR	100%		97	373	70.9%	$95	$37.18	—
29	Southmont Plaza (1)	Easton	PA	100%		251	93	99.0%	$80	$17.27	Barnes & Noble, Best Buy, Dick's Sporting Goods, Michaels, Ross Dress for Less, Staples
30	Ashley Crossing	Charleston	SC	20%	DTP	208	104	95.7%	$67	$11.67	Food Lion, Kohl's, Marshalls
31	Commonwealth Center	Midlothian	VA	20%	DTP	166	78	93.1%	$95	$16.18	Michaels, Painted Tree Marketplace, The Fresh Market
32	Downtown Short Pump (1)	Richmond	VA	100%		126	138	100.0%	$106	$22.78	Barnes & Noble, Regal Cinemas
	Weighted Average Total						187	88.1%	$110

DTP - Dividend Trust Portfolio RVIP IIIB - Deer Park, IL
Note: Population and Average Household Income are for trade are of a 10 minute drive time from center.
(1) Encumbered wholly-owned asset
(2) Corporate office buildings have 220K of leasable office space and 135K currently occupied by third parties. ABR per occupied square foot $27.20. Q2 2025 annualized NOI $1.9M

SITE Centers Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Discontinued Operations

•
At October 1, 2024, the date the Company completed the spin-off of Curbline Properties into a separate publicly traded company, the Company had 79 convenience properties. The spin-off of the convenience properties represented a strategic shift in the Company’s business and, as such, the Curbline properties are reflected as discontinued operations for all periods presented. In addition, statistics shown have also been revised to reflect the spin-off.

Rental Income (Revenues)

•
Percentage and overage rents that are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•
Tenant reimbursements are recognized in the period in which the expenses are incurred.
•
Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.
•
For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting. As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income. The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

General and Administrative Expenses

•
General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.
•
The Company does not capitalize any executive officer compensation.
•
General and administrative expenses include executive property management compensation and related expenses. Property management services’ direct compensation is reflected in operating and maintenance expenses.

Deferred Financing Costs

•
Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets. All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

Real Estate

•
Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.
•
Construction in progress includes shopping center developments and significant expansions and redevelopments.
•
Acquisitions of a partner’s interest in an unconsolidated joint venture in which a change of control has occurred are recorded at fair value.
•
Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	3 to 20 years
Furniture/Fixtures/	Shorter of economic life or lease terms

Tenant Improvements

Capitalization

•
Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•
The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.
•
Interest expense and real estate taxes incurred during construction are capitalized and depreciated over the building life. The Company does not capitalize interest on land held for development which is on hold and is not undergoing any development activities.

Gains on Sales of Real Estate

•
Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

SITE Centers Corp.

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include write-off of preferred share original issuance costs, gains/losses on the early extinguishment of debt, certain transaction fee income, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

SITE Centers Corp.

Non-GAAP Measures

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the projected NOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the multiple components of the calculations which for the same store calculation only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

Other Measures

SITE Pro Rata Share Financial Information

The Company believes that the SITE pro rata share of its joint ventures presented in the quarterly supplement is not, and is not intended to be, a presentation in accordance with GAAP. SITE share financial information is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of SITE compared to other REITs. Other real estate companies may calculate such information in a different manner.

SITE does not control the unconsolidated joint ventures and the presentations of SITE JV Pro Rata Adjustments of the unconsolidated joint ventures presented in the quarterly supplement do not represent the Company’s legal claim to such items. The Company provides this information because the Company believes it assists investors and analysts in estimating the effective interest in SITE’s unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of this information has limitations as an analytical tool. Because of the limitations, this information should not be considered in isolation or as a substitute for the Company’s financial statements as reported under GAAP.

SITE Centers Corp.

Portfolio Summary at 100%

GLA in thousands
	6/30/2025	3/31/2025	12/31/2024	9/30/2024 (1)	6/30/2024 (1)
Shopping Center Summary
Operating Centers – 100%	31	33	33	33	33
Wholly Owned - SITE	20	22	22	22	22
JV Portfolio	11	11	11	11	11

Owned and Ground Lease GLA – 100%	8,252	8,815	8,815	8,813	8,813
Wholly Owned - SITE	4,497	5,060	5,060	5,060	5,060
JV Portfolio – 100%	3,755	3,755	3,755	3,753	3,753
Unowned GLA – 100%	2,821	2,856	2,856	2,856	2,856

Quarterly Operational Overview
SITE (100%)
Base Rent PSF	$18.51	$18.44	$18.37	$18.32	$18.30
Base Rent PSF < 10K	$30.42	$30.55	$30.40	$30.21	$29.97
Base Rent PSF > 10K	$14.86	$14.96	$14.92	$14.92	$14.96
Commenced Rate	88.5%	90.3%	91.0%	90.8%	91.5%
Leased Rate	89.5%	91.1%	92.1%	92.8%	92.7%
Leased Rate < 10K SF	86.0%	85.9%	86.1%	86.3%	86.3%
Leased Rate > 10K SF	90.6%	92.6%	94.0%	94.8%	94.9%

Wholly Owned SITE
Base Rent PSF	$20.01	$19.95	$19.81	$19.78	$19.83
Leased Rate	87.6%	89.4%	90.9%	90.9%	91.7%
Leased Rate < 10K SF	88.4%	88.2%	88.1%	88.1%	88.8%
Leased Rate > 10K SF	87.3%	89.8%	91.7%	91.7%	92.7%

Joint Venture (100%)
Base Rent PSF	$16.90	$16.67	$16.64	$16.62	$16.52
Leased Rate	91.7%	93.2%	93.7%	95.4%	94.2%
Leased Rate < 10K SF	83.1%	83.1%	83.6%	84.2%	82.6%
Leased Rate > 10K SF	94.5%	96.6%	97.0%	99.1%	98.1%

Joint Venture at Pro Rata Share
Base Rent PSF	$18.97	$18.72	$18.70	$18.64	$18.53
Leased Rate	90.7%	91.9%	92.1%	93.7%	92.6%
Leased Rate < 10K SF	82.4%	81.9%	81.5%	82.1%	81.0%
Leased Rate > 10K SF	94.2%	96.2%	96.6%	98.6%	97.6%

Note: $ and GLA in thousands except shopping center counts and base rent PSF. All results exclude the Company's owned Beachwood, OH headquarters office buildings.
(1) Amounts have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024

SITE Centers Corp.

Leasing Summary

Wholly Owned at 100%

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
2Q25	1	4,565	$32.00	0.5%	10.5	3	9,913	$32.17	10.3
1Q25	1	1,509	$42.00	6.8%	7.0	3	7,077	$35.30	9.4
4Q24	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
3Q24	2	4,673	$31.42	4.3%	10.0	3	8,713	$38.18	10.0
	4	10,747	$33.15	3.2%	9.8	9	25,703	$35.07	10.0

Renewals
2Q25	8	111,635	$23.50	(2.1%)	10.1	8	111,635	$23.50	10.1
1Q25	11	56,306	$25.96	3.4%	4.4	11	56,306	$25.96	4.4
4Q24	3	18,925	$21.29	8.3%	5.0	3	18,925	$21.29	5.0
3Q24	18	197,595	$20.97	6.7%	6.6	18	197,595	$20.97	6.6
	40	384,461	$22.45	3.4%	7.2	40	384,461	$20.45	7.2

New + Renewals
2Q25	9	116,200	$23.84	(2.0%)	10.1	11	121,548	$24.21	10.1
1Q25	12	57,815	$26.38	3.5%	4.4	14	63,383	$27.00	4.9
4Q24	3	18,925	$21.29	8.3%	5.0	3	18,925	$21.29	5.0
3Q24	20	202,268	$21.21	6.6%	6.7	21	206,308	$21.70	6.8
	44	395,208	$22.74	3.4%	7.3	49	410,164	$23.24	7.4

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
2Q25	9,913	$34.99	$2.15	$0.00	$1.67	$3.82	$31.17	10.3
1Q25	7,077	$40.01	$2.80	$0.00	$2.38	$5.18	$34.83	9.4
4Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0
3Q24	8,713	$41.55	$4.02	$0.00	$2.35	$6.37	$35.18	10.0
	25,703	$38.59	$2.96	$0.00	$2.08	$5.04	$33.55	10.0

Renewals
2Q25	111,635	$24.90	$3.96	$0.00	$0.01	$3.97	$20.93	10.1
1Q25	56,306	$26.66	$0.07	$0.00	$0.00	$0.07	$26.59	4.4
4Q24	18,925	$21.52	$0.00	$0.00	$0.00	$0.00	$21.52	5.0
3Q24	197,595	$21.29	$0.20	$0.00	$0.06	$0.26	$21.03	6.6
	384,461	$23.14	$1.71	$0.00	$0.03	$1.74	$21.40	7.2

New + Renewals
2Q25	121,548	$25.72	$3.81	$0.00	$0.15	$3.96	$21.76	10.1
1Q25	63,383	$28.15	$0.65	$0.00	$0.50	$1.15	$27.00	4.9
4Q24	18,925	$21.52	$0.00	$0.00	$0.00	$0.00	$21.52	5.0
3Q24	206,308	$22.15	$0.44	$0.00	$0.20	$0.64	$21.51	6.8
	410,164	$24.11	$1.81	$0.00	$0.21	$2.02	$22.09	7.4

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. Prior quarters have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024.

SITE Centers Corp.

Leasing Summary

Unconsolidated Joint Ventures at 100%

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
2Q25	1	16,363	$13.22	(57.5%)	15.0	1	16,363	$13.22	15.0
1Q25	0	0	$0.00	0.0%	0.0	2	7,384	$18.32	5.0
4Q24	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
3Q24	3	8,912	$34.33	22.6%	10.0	7	62,725	$20.33	9.9
	4	25,275	$20.66	(31.2%)	13.2	10	86,472	$18.81	10.4

Renewals
2Q25	5	99,962	$12.24	2.8%	5.1	5	99,962	$12.24	5.1
1Q25	6	53,153	$19.19	3.5%	4.7	6	53,153	$19.19	4.7
4Q24	2	10,450	$21.75	36.0%	5.0	2	10,450	$21.75	5.0
3Q24	19	203,934	$17.71	6.3%	3.8	19	203,934	$17.71	3.8
	32	367,499	$16.55	6.0%	4.3	32	367,499	$16.55	4.3

New + Renewals
2Q25	6	116,325	$12.38	(15.3%)	6.5	6	116,325	$12.38	6.5
1Q25	6	53,153	$19.19	3.5%	4.7	8	60,537	$19.08	4.8
4Q24	2	10,450	$21.75	36.0%	5.0	2	10,450	$21.75	5.0
3Q24	22	212,846	$18.40	7.4%	4.1	26	266,659	$18.32	5.2
	36	392,774	$16.81	1.6%	4.9	42	453,971	$16.98	5.5

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
2Q25	16,363	$25.18	$0.00	$0.00	$1.01	$1.01	$24.17	15.0
1Q25	7,384	$19.45	$1.08	$0.26	$1.35	$2.69	$16.76	5.0
4Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0
3Q24	62,725	$21.60	$2.94	$0.02	$0.99	$3.95	$17.65	9.9
	86,472	$22.09	$2.07	$0.02	$1.01	$3.10	$18.99	10.4

Renewals
2Q25	99,962	$12.29	$0.00	$0.00	$0.00	$0.00	$12.29	5.1
1Q25	53,153	$19.44	$0.00	$0.00	$0.00	$0.00	$19.44	4.7
4Q24	10,450	$22.25	$0.00	$0.00	$0.00	$0.00	$22.25	5.0
3Q24	203,934	$17.90	$0.00	$0.00	$0.01	$0.01	$17.89	3.8
	367,499	$16.72	$0.00	$0.00	$0.00	$0.00	$16.72	4.3

New + Renewals
2Q25	116,325	$14.10	$0.00	$0.00	$0.33	$0.33	$13.77	6.5
1Q25	60,537	$19.44	$0.14	$0.03	$0.17	$0.34	$19.10	4.8
4Q24	10,450	$22.25	$0.00	$0.00	$0.00	$0.00	$22.25	5.0
3Q24	266,659	$18.77	$1.31	$0.01	$0.45	$1.77	$17.00	5.2
	453,971	$17.74	$0.75	$0.01	$0.37	$1.13	$16.61	5.5

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years.

SITE Centers Corp.

Leasing Expirations

Wholly Owned at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	9	16	1.7%	$512	1.8%	$32.00	9	16	0.4%	$512	0.7%	$32.00
2025	0	0	0.0%	0	0.0%	$0.00	11	34	3.6%	1,021	3.6%	$30.03	11	34	0.9%	1,021	1.4%	$30.03
2026	8	285	9.6%	3,810	8.6%	$13.37	40	114	12.1%	3,158	11.2%	$27.70	48	399	10.2%	6,968	9.6%	$17.46
2027	14	500	16.8%	8,858	20.1%	$17.72	43	148	15.7%	4,358	15.4%	$29.45	57	648	16.5%	13,216	18.3%	$20.40
2028	18	567	19.1%	7,924	18.0%	$13.98	36	114	12.1%	3,280	11.6%	$28.77	54	681	17.4%	11,204	15.5%	$16.45
2029	15	406	13.6%	6,748	15.3%	$16.62	35	127	13.4%	4,019	14.2%	$31.65	50	533	13.6%	10,767	14.9%	$20.20
2030	8	290	9.7%	4,225	9.6%	$14.57	34	128	13.5%	3,858	13.6%	$30.14	42	418	10.7%	8,083	11.2%	$19.34
2031	4	264	8.9%	2,389	5.4%	$9.05	13	47	5.0%	1,277	4.5%	$27.17	17	311	7.9%	3,666	5.1%	$11.79
2032	3	58	1.9%	685	1.6%	$11.81	17	70	7.4%	2,019	7.1%	$28.84	20	128	3.3%	2,704	3.7%	$21.13
2033	4	87	2.9%	1,326	3.0%	$15.24	20	65	6.9%	2,255	8.0%	$34.69	24	152	3.9%	3,581	4.9%	$23.56
2034	3	190	6.4%	2,255	5.1%	$11.87	16	52	5.5%	1,676	5.9%	$32.23	19	242	6.2%	3,931	5.4%	$16.24
Thereafter	9	329	11.1%	5,894	13.4%	$17.91	8	30	3.2%	849	3.0%	$28.30	17	359	9.2%	6,743	9.3%	$18.78
Total	86	2,976	100.0%	$44,114	100.0%	$14.82	282	945	100.0%	$28,282	100.0%	$29.93	368	3,921	100.0%	$72,396	100.0%	$18.46

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	9	16	1.7%	$512	1.8%	$32.00	9	16	0.4%	$512	0.7%	$32.00
2025	0	0	0.0%	0	0.0%	$0.00	9	27	2.9%	718	2.5%	$26.59	9	27	0.7%	718	1.0%	$26.59
2026	1	62	2.1%	1,503	3.4%	$24.24	20	57	6.0%	1,525	5.4%	$26.75	21	119	3.0%	3,028	4.2%	$25.45
2027	1	10	0.3%	262	0.6%	$26.20	19	59	6.2%	1,677	5.9%	$28.42	20	69	1.8%	1,939	2.7%	$28.10
2028	6	107	3.6%	1,617	3.7%	$15.11	19	57	6.0%	1,809	6.4%	$31.74	25	164	4.2%	3,426	4.7%	$20.89
2029	2	61	2.0%	1,342	3.0%	$22.00	24	73	7.7%	2,299	8.1%	$31.49	26	134	3.4%	3,641	5.0%	$27.17
2030	2	57	1.9%	960	2.2%	$16.84	16	50	5.3%	1,410	5.0%	$28.20	18	107	2.7%	2,370	3.3%	$22.15
2031	2	44	1.5%	600	1.4%	$13.64	14	30	3.2%	742	2.6%	$24.73	16	74	1.9%	1,342	1.9%	$18.14
2032	5	151	5.1%	2,754	6.2%	$18.24	23	74	7.8%	2,279	8.1%	$30.80	28	225	5.7%	5,033	7.0%	$22.37
2033	4	95	3.2%	1,781	4.0%	$18.75	14	47	5.0%	1,151	4.1%	$24.49	18	142	3.6%	2,932	4.0%	$20.65
2034	3	73	2.5%	1,316	3.0%	$18.03	13	58	6.1%	1,922	6.8%	$33.14	16	131	3.3%	3,238	4.5%	$24.72
Thereafter	60	2,316	77.8%	31,979	72.5%	$13.81	102	397	42.0%	12,238	43.3%	$30.83	162	2,713	69.2%	44,217	61.1%	$16.30
Total	86	2,976	100.0%	$44,114	100.0%	$14.82	282	945	100.0%	$28,282	100.0%	$29.93	368	3,921	100.0%	$72,396	100.0%	$18.46

Note: Includes ground leases.

SITE Centers Corp.

Leasing Expirations

Unconsolidated Joint Ventures at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	2	10	1.3%	$189	0.8%	$18.90	2	10	0.3%	$189	0.3%	$18.90
2025	0	0	0.0%	0	0.0%	$0.00	7	17	2.2%	453	2.0%	$26.65	7	17	0.5%	453	0.8%	$26.65
2026	15	379	14.4%	3,663	10.7%	$9.66	34	117	15.5%	3,076	13.6%	$26.29	49	496	14.7%	6,739	11.9%	$13.59
2027	15	457	17.4%	6,020	17.6%	$13.17	22	85	11.2%	2,703	12.0%	$31.80	37	542	16.0%	8,723	15.3%	$16.09
2028	16	428	16.3%	5,404	15.8%	$12.63	34	98	12.9%	3,297	14.6%	$33.64	50	526	15.6%	8,701	15.3%	$16.54
2029	7	437	16.7%	4,686	13.7%	$10.72	34	131	17.3%	3,760	16.7%	$28.70	41	568	16.8%	8,446	14.9%	$14.87
2030	13	332	12.7%	4,715	13.8%	$14.20	26	84	11.1%	2,156	9.6%	$25.67	39	416	12.3%	6,871	12.1%	$16.52
2031	7	226	8.6%	3,759	11.0%	$16.63	8	34	4.5%	1,081	4.8%	$31.79	15	260	7.7%	4,840	8.5%	$18.62
2032	1	70	2.7%	310	0.9%	$4.43	15	62	8.2%	2,055	9.1%	$33.15	16	132	3.9%	2,365	4.2%	$17.92
2033	5	99	3.8%	2,061	6.0%	$20.82	10	37	4.9%	1,016	4.5%	$27.46	15	136	4.0%	3,077	5.4%	$22.63
2034	4	114	4.3%	2,455	7.2%	$21.54	9	37	4.9%	1,221	5.4%	$33.00	13	151	4.5%	3,676	6.5%	$24.34
Thereafter	3	82	3.1%	1,196	3.5%	$14.59	14	45	5.9%	1,567	6.9%	$34.82	17	127	3.8%	2,763	4.9%	$21.76
Total	86	2,624	100.0%	$34,269	100.0%	$13.06	215	757	100.0%	$22,574	100.0%	$29.82	301	3,381	100.0%	$56,843	100.0%	$16.81

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	1	3	0.4%	$82	0.4%	$27.33	1	3	0.1%	$82	0.1%	$27.33
2025	0	0	0.0%	0	0.0%	$0.00	6	14	1.8%	406	1.8%	$29.00	6	14	0.4%	406	0.7%	$29.00
2026	3	74	2.8%	890	2.6%	$12.03	20	50	6.6%	1,287	5.7%	$25.74	23	124	3.7%	2,177	3.8%	$17.56
2027	3	49	1.9%	521	1.5%	$10.63	12	44	5.8%	1,429	6.3%	$32.48	15	93	2.8%	1,950	3.4%	$20.97
2028	3	45	1.7%	675	2.0%	$15.00	26	75	9.9%	2,719	12.0%	$36.25	29	120	3.5%	3,394	6.0%	$28.28
2029	2	47	1.8%	473	1.4%	$10.06	23	76	10.0%	2,405	10.7%	$31.64	25	123	3.6%	2,878	5.1%	$23.40
2030	2	28	1.1%	550	1.6%	$19.64	18	54	7.1%	1,359	6.0%	$25.17	20	82	2.4%	1,909	3.4%	$23.28
2031	5	80	3.0%	879	2.6%	$10.99	13	46	6.1%	1,423	6.3%	$30.93	18	126	3.7%	2,302	4.0%	$18.27
2032	2	61	2.3%	742	2.2%	$12.16	15	61	8.1%	1,914	8.5%	$31.38	17	122	3.6%	2,656	4.7%	$21.77
2033	6	165	6.3%	2,647	7.7%	$16.04	8	24	3.2%	695	3.1%	$28.96	14	189	5.6%	3,342	5.9%	$17.68
2034	0	0	0.0%	0	0.0%	$0.00	14	55	7.3%	1,582	7.0%	$28.76	14	55	1.6%	1,582	2.8%	$28.76
Thereafter	60	2,075	79.1%	26,892	78.5%	$12.96	59	255	33.7%	7,273	32.2%	$28.52	119	2,330	68.9%	34,165	60.1%	$14.66
Total	86	2,624	100.0%	$34,269	100.0%	$13.06	215	757	100.0%	$22,574	100.0%	$29.82	301	3,381	100.0%	$56,843	100.0%	$16.81

Note: Includes ground leases

SITE CENTERS INVESTOR RELATIONS DEPARTMENT 3300 ENTERPRISE PKWY, BEACHWOOD, OH 44122 O: 216-755-5500 F: 216-755-1500 SITECENTERS.COM NYSE: SITC